UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 22, 2021

ASHFORD INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)
14185 Dallas Parkway
Suite 1200
Dallas
Texas		75254
(Address of principal executive offices)		(Zip code)

             Registrant’s telephone number, including area code: (972) 490-9600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC

Item 1.01    Entry into a Material Definitive Agreement.
On September 22, 2021, Presentation Technologies, LLC (“PTI”), a subsidiary of Ashford Inc. and certain of its subsidiaries (collectively, the “Loan Parties”), and Comerica Bank (“Comerica”), a Texas banking association, amended (the “Amendment”) that certain credit agreement dated as of November 1, 2017, as amended (the “Credit Agreement”).

The Amendment, among other things: (i) subject to certain conditions as described therein, (x) reduces the minimum required operating reserve cash balance under the Credit Agreement to $1 million and (y) eliminates the requirement for PTI to fund any additional cash to the Operating Reserve Account (as defined in the Amendment) provided the balance thereof equals the Base Funded Amount (as defined in the Amendment) and (ii) increases the maximum aggregate capital expenditures for any four consecutive fiscal quarters for PTI from $500,000 to $1.25 million.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
    (d) Exhibits

Exhibit Number	Exhibit Description
10.1
Fourth Amendment to Loan Documents by and among Presentation Technologies, Inc., J & S Audio Visual Communications, LLC, J&S Audio Visual Dominican Republic, LP, J&S DR GP, LLC, PT DR Holdings, LLC, PT Holdco, LLC and Comerica Bank, dated September 22, 2021.

104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.
By:    /s/ Alex Rose
Alex Rose
Executive Vice President, General Counsel & Secretary

Date: September 23, 2021
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